EXHIBIT 20.1


                          Subsidiary Guarantees of Debt

The Company's Senior Notes, Senior Subordinated Notes and Senior Credit Facility agreements are guaranteed on a full, unconditional, and joint and several basis by certain of the Company's domestic subsidiaries. The following is condensed, consolidating financial information for the Company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of April 4, 1999, and December 31, 1998, and for the three-month periods ended April 4, 1999, and March 29, 1998 (in millions of dollars). Certain prior year amounts have been reclassified in order to conform with the current year presentation.

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

                                                                   CONSOLIDATED BALANCE SHEET
                                          -----------------------------------------------------------------------------
                                                                         April 4, 1999
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
  ASSETS
  Current assets
    Cash and temporary investments         $       7.1    $       0.5    $       34.5      $        -     $       42.1
    Accounts receivable, net                       4.8          228.4            80.1               -            313.3
    Inventories, net                               -            465.0           116.9               -            581.9
    Deferred income tax benefits and
      prepaid expenses                           101.1           77.8            12.5            (106.0)         85.4
                                          -------------  -------------- ----------------  -------------- --------------
      Total current assets                       113.0          771.7           244.0            (106.0)        1,022.7
                                          -------------  -------------- ----------------  -------------- --------------

  Property, plant and equipment, at cost          24.8        1,477.8           386.4               -          1,889.0
  Accumulated depreciation                       (12.0)        (631.4)          (87.5)              -           (730.9)
                                          -------------  -------------- ----------------  -------------- --------------
                                                  12.8          846.4           298.9               -          1,158.1
                                          -------------  -------------- ----------------  -------------- --------------
  Investment in subsidiaries                     922.9          336.1            10.0          (1,269.0)           -
  Investment in affiliates                         6.1            2.1            73.2               -             81.4
  Goodwill, net                                    -            412.9           120.9               -            533.8
  Other assets                                    94.4           42.7            18.3               -            155.4
                                          -------------  -------------- ----------------  -------------- --------------
                                           $   1,149.2    $   2,411.9    $      765.3      $   (1,375.0)  $    2,951.4
                                          =============  ============== ================  ============== ==============

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
    Short-term debt and current portion
      of long-term debt                    $      82.5    $       -      $       96.3      $        -     $      178.8
    Accounts payable                              13.5          276.4            58.2               -            348.1
    Salaries and wages                             8.1           55.9             6.1               -             70.1
    Other current liabilities                     35.3          136.6            40.9            (106.0)         106.8
                                          -------------  -------------- ----------------  -------------- --------------
      Total current liabilities                  139.4          468.9           201.5            (106.0)         703.8
                                          -------------  -------------- ----------------  -------------- --------------

    Long-term debt                             1,296.2           10.5            13.6               -          1,320.3
    Intercompany borrowings                   (1,022.5)         865.3           157.2               -              -
    Employee benefit obligations,
      deferred income taxes and other            101.9          114.4            56.2               -            272.5
                                          -------------  -------------- ----------------  -------------- --------------
      Total noncurrent liabilities               375.6          990.2           227.0               -          1,592.8
                                          -------------  -------------- ----------------  -------------- --------------

  Contingencies
  Minority interests                               -              -              20.6               -             20.6
                                          -------------  -------------- ----------------  -------------- --------------
  Shareholders' equity
    Series B ESOP Convertible
      Preferred Stock                             58.3            -               -                 -             58.3
    Convertible preferred stock                    -              -             179.6            (179.6)           -
    Unearned compensation - ESOP                 (29.5)           -               -                 -            (29.5)
                                          -------------  -------------- ----------------  -------------- --------------
      Preferred shareholders' equity              28.8            -             179.6            (179.6)          28.8
                                          -------------  -------------- ----------------  -------------- --------------

    Common stock (35,062,827 shares
      issued)                                    375.5          821.9           186.8          (1,008.7)         375.5
    Retained earnings                            408.4          132.9           (26.8)           (106.1)         408.4
    Accumulated other comprehensive loss         (29.7)          (2.0)          (23.4)             25.4          (29.7)
    Treasury stock, at cost (4,613,905
      shares)                                   (148.8)           -               -                 -           (148.8)
                                          -------------  -------------- ----------------  -------------- --------------
      Common shareholders' equity                605.4          952.8           136.6          (1,089.4)         605.4
                                          -------------  -------------- ----------------  -------------- --------------
         Total shareholders' equity              634.2          952.8           316.2          (1,269.0)         634.2
                                          -------------  -------------- ----------------  -------------- --------------
                                           $   1,149.2    $   2,411.9    $      765.3      $   (1,375.0)  $    2,951.4
                                          =============  ============== ================  ============== ==============

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

                                                                   CONSOLIDATED BALANCE SHEET
                                          -----------------------------------------------------------------------------
                                                                       December 31, 1998
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
  ASSETS
  Current assets
    Cash and temporary investments         $      11.6    $       0.5    $       21.9      $        -     $       34.0
    Accounts receivable, net                       3.5          194.1            75.9               -            273.5
    Inventories, net                               -            382.5           101.3               -            483.8
    Deferred income tax benefits and
      prepaid expenses                            94.8           76.9            19.4             (96.8)          94.3
                                          -------------  -------------- ----------------  -------------- --------------
      Total current assets                       109.9          654.0           218.5             (96.8)         885.6
                                          -------------  -------------- ----------------  -------------- --------------

  Property, plant and equipment, at cost          35.5        1,471.5           375.9               -          1,882.9
  Accumulated depreciation                       (19.8)        (606.0)          (82.7)              -           (708.5)
                                          -------------  -------------- ----------------  -------------- --------------
                                                  15.7          865.5           293.2               -          1,174.4
                                          -------------  -------------- ----------------  -------------- --------------
  Investment in subsidiaries                   1,241.2            0.7             4.8          (1,246.7)           -
  Investment in affiliates                         5.8            2.2            72.9               -             80.9
  Goodwill, net                                    -            431.1           124.8               -            555.9
  Other assets                                    97.1           42.5            18.4               -            158.0
                                          -------------  -------------- ----------------  -------------- --------------
                                           $   1,469.7    $   1,996.0    $      732.6      $   (1,343.5)  $    2,854.8
                                          =============  ============== ================  ============== ==============

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
    Short-term debt and current portion
      of long-term debt                    $      31.1    $       -      $       95.7      $        -     $      126.8
    Accounts payable                              48.3          251.2            50.8               -            350.3
    Salaries and wages                            14.1           75.1             7.9               -             97.1
    Other current liabilities                     46.1          121.7            42.4             (96.8)         113.4
                                          -------------  -------------- ----------------  -------------- --------------
      Total current liabilities                  139.6          448.0           196.8             (96.8)         687.6
                                          -------------  -------------- ----------------  -------------- --------------

    Long-term debt                             1,195.4           10.5            23.9               -          1,229.8
    Intercompany borrowings                     (596.6)         477.3           119.3               -              -
    Employee benefit obligations,
      deferred income taxes and other            109.0          126.5            55.2               -            290.7
                                          -------------  -------------- ----------------  -------------- --------------
      Total noncurrent liabilities               707.8          614.3           198.4               -          1,520.5
                                          -------------  -------------- ----------------  -------------- --------------

  Contingencies
  Minority interests                               -              -              24.4               -             24.4
                                          -------------  -------------- ----------------  -------------- --------------
  Shareholders' equity
    Series B ESOP Convertible Preferred
      Stock                                       57.2            -               -                 -             57.2
    Convertible preferred stock                    -              -             174.6            (174.6)           -
    Unearned compensation - ESOP                 (29.5)           -               -                 -            (29.5)
                                          -------------  -------------- ----------------  -------------- --------------
      Preferred shareholders' equity              27.7            -             174.6            (174.6)          27.7
                                          -------------  -------------- ----------------  -------------- --------------

    Common stock (34,859,636 shares
      issued)                                    368.4          821.7           187.9          (1,009.6)         368.4
    Retained earnings                            397.9          114.3           (24.5)            (89.8)         397.9
    Accumulated other comprehensive loss         (31.7)          (2.3)          (25.0)             27.3          (31.7)
    Treasury stock, at cost (4,404,758
      shares)                                   (140.0)           -               -                 -           (140.0)
                                          -------------  -------------- ----------------  -------------- --------------
      Common shareholders' equity                594.6          933.7           138.4          (1,072.1)         594.6
                                          -------------  -------------- ----------------  -------------- --------------
         Total shareholders' equity              622.3          933.7           313.0          (1,246.7)         622.3
                                          -------------  -------------- ----------------  -------------- --------------
                                           $   1,469.7    $   1,996.0    $      732.6      $   (1,343.5)  $    2,854.8
                                          =============  ============== ================  ============== ==============

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

                                                                CONSOLIDATED STATEMENT OF INCOME
                                          -----------------------------------------------------------------------------
                                                            For the Three months Ended April 4, 1999
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
  Net sales                                  $     -       $    774.2     $      94.9       $     (48.8)    $    820.3
  Costs and expenses
    Cost of sales (excluding
      depreciation and amortization)               -            661.4            79.3             (48.8)         691.9
    Depreciation and amortization                  0.8           32.6             8.1               -             41.5
    Selling and administrative expenses            1.6           23.2             5.7               -             30.5
    Product development and other                  -              3.6             -                 -              3.6
    Interest expense                              15.5            9.9             2.8               -             28.2
    Equity in earnings of subsidiaries           (16.3)           -               -                16.3            -
    Corporate allocations                        (12.6)          12.6             -                 -              -
                                          -------------  -------------- ----------------  -------------- --------------
                                                 (11.0)         743.3            95.9             (32.5)         795.7
                                          -------------  -------------- ----------------  -------------- --------------
  Income (loss) before taxes on income            11.0           30.9            (1.0)            (16.3)          24.6
  Provision for taxes on income                    4.4          (12.3)           (1.8)              -             (9.7)
  Minority interests                               -              -               0.5               -              0.5
  Equity in earnings of affiliates                 0.3            -               -                 -              0.3
                                          -------------  -------------- ----------------  -------------- --------------
  Net income (loss)                               15.7           18.6            (2.3)            (16.3)          15.7
  Preferred dividends, net of tax benefit         (0.7)           -               -                 -             (0.7)
                                          -------------  -------------- ----------------  -------------- --------------
    Net earnings (loss) attributable to
    common shareholders                      $    15.0     $     18.6     $      (2.3)      $     (16.3)    $     15.0
                                          =============  ============== ================  ============== ==============

                                                                CONSOLIDATED STATEMENT OF INCOME
                                          -----------------------------------------------------------------------------
                                                           For the Three months Ended March 29, 1998
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
  Net sales                                  $     -       $    498.0     $     101.2       $     (49.5)    $    549.7
  Costs and expenses
    Cost of sales (excluding
      depreciation and amortization)               -            431.2            84.5             (49.5)         466.2
    Depreciation and amortization                  0.7           20.2             8.5               -             29.4
    Selling and administrative expenses           (0.5)          17.5             8.4               -             25.4
    Product development and other                  -              3.3             -                                3.3
    Headquarters relocation costs                  6.3            -               -                 -              6.3
    Interest expense                               8.8           (1.9)            5.8               -             12.7
    Equity in earnings of subsidiaries            (4.2)           -               -                 4.2            -
    Corporate allocations                         (9.6)           9.6             -                 -              -
                                          -------------  -------------- ----------------  -------------- --------------
                                                   1.5          479.9           107.2             (45.3)         543.3
                                          -------------  -------------- ----------------  -------------- --------------
  Income (loss) before taxes on income            (1.5)          18.1            (6.0)             (4.2)           6.4
  Provision for taxes on income                    6.7           (8.5)           (1.4)              -             (3.2)
  Minority interests                               -              -               2.6               -              2.6
  Equity in earnings (losses) of
    affiliates                                     0.1            -              (0.4)              -             (0.3)
                                          -------------  -------------- ----------------  -------------- --------------
  Net income (loss) before accounting
    change                                         5.3            9.6            (5.2)             (4.2)           5.5
  Cumulative effect of accounting change           -             (1.6)           (1.7)              -             (3.3)
                                          -------------  -------------- ----------------  -------------- --------------
  Net income (loss)                                5.3            8.0            (6.9)             (4.2)           2.2
  Preferred dividends, net of tax benefit         (0.7)           -               -                 -             (0.7)
                                          -------------  -------------- ----------------  -------------- --------------
    Net earnings (loss) attributable to
    common shareholders                      $     4.6     $      8.0     $      (6.9)      $      (4.2)    $      1.5
                                          =============  ============== ================  ============== ==============

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
                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -----------------------------------------------------------------------------
                                                            For the Three months Ended April 4, 1999
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
  Cash flows from operating activities
    Net income (loss)                        $    15.7     $     18.6     $      (2.3)      $     (16.3)    $     15.7
    Reconciliation of net income (loss)
      to net cash used in operating
      activities:
      Depreciation and amortization                0.8           32.6             8.1               -             41.5
      Equity earnings of subsidiaries            (16.3)           -               -                16.3            -
      Other, net                                   2.3           12.3             0.4               -             15.0
    Changes in working capital
      components                                 (22.8)        (143.6)          (15.1)              -           (181.5)
                                          -------------  -------------- ----------------  -------------- --------------
      Net cash used in operating
          activities                             (20.3)         (80.1)           (8.9)              -           (109.3)
                                          -------------  -------------- ----------------  -------------- --------------

  Cash flows from investing activities
    Additions to property, plant and
      equipment                                   (0.3)         (14.5)           (6.7)              -            (21.5)
    Investments in and advances to
      affiliates, net                           (133.0)          93.6            39.4               -              -
    Other, net                                     3.7            1.0            (1.5)              -              3.2
                                          -------------  -------------- ----------------  -------------- --------------
      Net cash provided by (used in)
         investing activities                   (129.6)          80.1            31.2               -            (18.3)
                                          -------------  -------------- ----------------  -------------- --------------

  Cash flows from financing activities
    Net change in long-term debt                 104.5            -             (12.0)              -             92.5
    Net change in short-term debt                 47.7            -               2.3               -             50.0
    Common and preferred dividends                (4.5)           -               -                 -             (4.5)
    Net proceeds from issuance of common
      stock under various employee and
      shareholder plans                            7.0            -               -                 -              7.0
    Acquisitions of treasury stock                (8.8)           -               -                 -             (8.8)
    Other, net                                    (0.5)           -               -                 -             (0.5)
                                          -------------  -------------- ----------------  -------------- --------------
      Net cash provided by (used in)
         financing activities                    145.4            -              (9.7)              -            135.7
                                          -------------  -------------- ----------------  -------------- --------------

  Net increase (decrease) in cash and
      temporary investments                       (4.5)           -              12.6               -              8.1
    Cash and temporary investments:
      Beginning of period                         11.6            0.5            21.9               -             34.0
                                          -------------  -------------- ----------------  -------------- --------------
      End of period                          $     7.1     $      0.5     $      34.5       $       -       $     42.1
                                          =============  ============== ================  ============== ==============

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

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -----------------------------------------------------------------------------
                                                           For the Three months Ended March 29, 1998
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
  Cash flows from operating activities
    Net income (loss)                        $     5.3     $      8.0     $      (6.9)      $     (4.2)    $      2.2
    Reconciliation of net income (loss)
      to net cash provided by (used in)
      operating activities:
      Depreciation and amortization                0.7           20.2             8.5              -             29.4
      Headquarters relocation costs                6.3            -               -                -              6.3
      Equity earnings of subsidiaries             (4.2)           -               -                4.2            -
      Other, net                                   2.8            2.4             2.0              -              7.2
    Changes in working capital
      components, excluding effect of
      acquisitions                                11.7          (66.0)           (3.1)             -            (57.4)
                                          -------------  -------------- ----------------  -------------- --------------
      Net cash provided by (used in)
           operating activities                   22.6          (35.4)            0.5              -            (12.3)
                                          -------------  -------------- ----------------  -------------- --------------

  Cash flows from investing activities
    Additions to property, plant and
      equipment                                   (0.4)         (12.6)           (3.9)             -            (16.9)
    Intercompany capital contributions
      and transactions                           (45.2)          52.0            (6.8)             -              -
    Other, net                                     1.0            0.2            (1.6)             -             (0.4)
                                          -------------  -------------- ----------------  -------------- --------------
      Net cash provided by (used in)
         investing activities                    (44.6)          39.6           (12.3)             -            (17.3)
                                          -------------  -------------- ----------------  -------------- --------------

  Cash flows from financing activities
    Net change in long-term debt                   -             (3.9)           (3.8)             -             (7.7)
    Net change in short-term debt                 29.0            -              27.5              -             56.5
    Common and preferred dividends                (4.5)           -               -                -             (4.5)
    Net proceeds from issuance of common
      stock under various employee and
      shareholder plans                            5.1            -               -                -              5.1
    Acquisitions of treasury stock                (2.5)           -               -                -             (2.5)
    Other, net                                    (0.5)           -              (1.0)             -             (1.5)
                                          -------------  -------------- ----------------  -------------- --------------
      Net cash provided by (used in)
         financing activities                     26.6           (3.9)           22.7              -             45.4
                                          -------------  -------------- ----------------  -------------- --------------

  Net increase in cash and temporary
         investments                               4.6            0.3            10.9              -             15.8
    Cash and temporary investments:
      Beginning of period                          4.2            0.5            20.8              -             25.5
                                          -------------  -------------- ----------------  -------------- --------------
      End of period                          $     8.8     $      0.8     $      31.7       $      -       $     41.3
                                          =============  ============== ================  ============== ==============

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